                 SUBSCRIBER PURCHASE AND DISTRIBUTION AGREEMENT
                                     BETWEEN
                                 MOTOROLA, INC.
                                       AND
                         NEXTEL PARTNERS OPERATING CORP.

     This Subscriber Purchase and Distribution Agreement ("AGREEMENT") is entered into between Motorola, Inc., a Delaware corporation, by and through its iDEN Subscriber Division, having a principal place of business at 800 West Sunrise Boulevard, Ft. Lauderdale, Florida 33322 ("MOTOROLA") and Nextel PARTNERS OPERATING Corp., a Delaware corporation, with offices at 4500 Carillon Point Kirkland, Washington 98033 ("PARTNERS").

     Whereas MOTOROLA is in the business of designing and manufacturing wireless communication devices.

     Whereas MOTOROLA has designed an integrated wireless digital communication technology which technology is available under the trademark of iDEN(R) ("iDEN").

     Whereas MOTOROLA has developed handheld and mobile wireless devices for general release ("iDEN SUBSCRIBER EQUIPMENT") and will make such products available to PARTNERS under the terms and conditions contained herein.

     Whereas PARTNERS has been formed to build and operate iDEN networks ("NETWORK") in certain metropolitan rural markets throughout the United States as listed in Exhibit A ("PARTNERS MARKET") using certain blocks of wireless licenses from Nextel Communications Inc. ("NEXTEL").

     Whereas PARTNERS has agreed to purchase infrastructure equipment ("FNE") from MOTOROLA to support the NETWORK, pursuant to a separate agreement.

     Whereas PARTNERS will purchase iDEN SUBSCRIBER EQUIPMENT for operation on the NETWORK from MOTOROLA under the terms and conditions contained herein.

     Definitions have been capitalized and shall have the same meaning throughout this AGREEMENT.

1.   PRODUCT COMPLIANCE

     iDEN SUBSCRIBER EQUIPMENT shall be existing iDEN subscriber products commercially available as of the Effective Date and shall comply with their applicable technical specifications, marketing literature, and user guides, in all material respects.

2.   PRICE

     2.1. Prices

     The prices to PARTNERS, in US dollars, for all iDEN SUBSCRIBER EQUIPMENT and accessories will be the same as the price paid by NEXTEL to MOTOROLA, from time to time on a per unit basis plus * *. Under no circumstances will PARTNERS' price be * *. Specifically excluded from this provision are:

     a) * * without * * such as that contained within * * of this AGREEMENT unless * * with respect to such units.

     b)   Those * * which was * * or any * * MOTOROLA.

     c) * *, on a case by case basis, such as * * outside the scope of the * * that are not * *.

     d)   If * * in the * * MOTOROLA in * *, MOTOROLA shall * *.

     2.2. Payment Terms

     All deliveries are FOB a * * facility located within the U.S. Each such delivery will be separately invoiced. Payment from PARTNERS shall be due within * * after shipment and made pursuant to Section 5.1.4. Title to the iDEN SUBSCRIBER EQUIPMENT and risk of loss shall pass to PARTNERS at the FOB point which shall be a * * facility within the U.S. PARTNERS shall pay all * * pursuant to Section 5.6.

     Should PARTNERS fail * * times in a * * period to remit a payment within *
     * from the date of a shipment, MOTOROLA may require payment for * * .

3.   DISTRIBUTORSHIP

     3.1. MOTOROLA Trade Names, Trademarks, and Service Marks

          3.1.1. PARTNERS acknowledges that the word "MOTOROLA" is the dominant feature of the trade names of MOTOROLA and its subsidiaries and affiliated companies which use MOTOROLA in such names and the mark "MOTOROLA", WINGS, stylized "M" within a circle and derivatives thereof are important trademarks for products manufactured or sold by MOTOROLA and for services provided in connection with such products.


** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

          3.1.2. PARTNERS agrees that it will not in any manner use the MOTOROLA trade names, trademarks, or service marks, or any limitation or variant thereof as part of PARTNERS' trade name or company or firm name, nor will it grant or purport to grant such use to any subsidiary or affiliate of PARTNERS or to any agent or representative of PARTNERS.

          3.1.3. PARTNERS shall not remove, alter, or obliterate any trademark appearing on the iDEN SUBSCRIBER EQUIPMENT, and PARTNERS shall not have the right to use any MOTOROLA originated trademark on any product, or in any advertising or sale promotion except as such use or the manner of such use is authorized by this AGREEMENT or separately authorized by MOTOROLA in writing. PARTNERS shall not publish, cause to be published, encourage, or approve any advertising or practice which might mislead or deceive the public or might be detrimental to the good name, trademark, trade name, service mark, goodwill, or reputation of MOTOROLA. PARTNERS shall discontinue any such advertising, practice, or use deemed by MOTOROLA to have such misleading, deceptive, or detrimental effect.

          3.1.4. Without the prior written consent of MOTOROLA, PARTNERS shall not have the right to institute proceedings for infringement of any trademark of MOTOROLA which it is permitted to use under this AGREEMENT or to institute proceedings against a competitor for unfair competition on improper use of such trademarks or incur any cost or obligations on behalf of MOTOROLA.

          3.1.5. If PARTNERS intends to use MOTOROLA's name, trademark or any logo thereof, PARTNERS shall distribute to MOTOROLA specimens or photographs of any medium on which they appear. This includes, but is not limited to, PARTNERS' letterhead, business cards, telephone directory listing, truck markings, and business establishment signs and advertising materials for approval of the form thereof by MOTOROLA, which approval shall not be unreasonably withheld or delayed, and PARTNERS will follow MOTOROLA's specifications with respect thereto.

          3.1.6. PARTNERS' rights to use any MOTOROLA trademark, tradename, or service mark as stated herein, shall terminate upon termination of this AGREEMENT unless use thereof is permitted by other agreements.

          3.1.7. PARTNERS agrees that violation of any provision as stated herein shall constitute just cause for immediate termination of this AGREEMENT.

          3.2. Training

               PARTNERS will implement a Training Program on the iDEN SUBSCRIBER EQUIPMENT and the iDEN System to the distribution channel.

          3.3. Cooperative Advertising Policy

               MOTOROLA shall provide PARTNERS a cooperative advertising program as described in Attachment A of this AGREEMENT.

          3.4. Parry Relationship

               This AGREEMENT does not create any agency, joint venture or partnership between PARTNERS and MOTOROLA, and PARTNERS shall not impose or create any obligation or responsibility, express or implied, or make any promises, representations, or warranties on behalf of MOTOROLA, other than as expressly provided herein.

          3.5. Client Care

               PARTNERS will implement/install or include a customer care process, or other assistance procedures, for End Users to be able to obtain help and information regarding the iDEN system or iDEN SUBSCRIBER EQUIPMENT.

          3.6. Technical Assistance

               MOTOROLA's warranty shall not be enlarged, and no obligation or liability shall arise out of MOTOROLA's rendering of technical advise, facilities, or service in connection with PARTNERS' purchase of the iDEN SUBSCRIBER EQUIPMENT furnished under this AGREEMENT.


          3.8. ** Limitation

               Distribution of iDEN SUBSCRIBER EQUIPMENT is ** as such ** may be **. There is to be **. PARTNERS agrees to incorporate this ** provision into its ** as a condition of sale, i.e. **.


5    Logistics


          5.1. Orders/acceptances/shipment/delivery


               5.1.1 Orders

                     All orders shall be only upon the terms and conditions of this AGREEMENT. The only effect of any terms and conditions in PARTNERS' orders, or


** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                    elsewhere shall be to request the time and place of delivery, and numbers of units to be delivered, subject to MOTOROLA's acceptance, but they shall not change, alter, or add to the terms and conditions of this AGREEMENT in any other way.

                    All orders placed by PARTNERS pursuant to this AGREEMENT must meet the following minimum requirements:

                    i. iDEN SUBSCRIBER EQUIPMENT shall be for at least * * units per requested delivery location.

                    ii. Order for iDEN SUBSCRIBER EQUIPMENT accessories only shall be for at least * * per requested delivery location.

                    PARTNERS shall submit orders pursuant to the following format:

                    a. iDEN SUBSCRIBER EQUIPMENT and accessories must be listed as main line items.

                    b. Options must be listed as sub-items to the main line item to which they apply.

                    c. Options must be ordered in the same quantity as the corresponding main line item.

                    d.   "Bill to" and "Ship To" must be included.

                    PARTNERS shall submit orders by mailing or transmitting via facsimile to:

                          Motorola Inc.
                          * *

                          Attention:
                          *  *

                          Fax:    *  *
                          Phone:  *  *

                    PARTNERS may change orders already submitted to MOTOROLA only if such change requests are received by MOTOROLA in writing no later than * * prior to such order's scheduled ship date.


              5.1.2 Order Acknowledgment

                    MOTOROLA shall acknowledge receipt of order and provide scheduled ship date within * * after receipt. Should MOTOROLA, acting in good faith, not find an order acceptable, MOTOROLA shall, with reasonable


** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                    specificity and clarity, communicate such to PARTNERS within the associated receipt notification.


             5.1.3 Packing and Shipment

                    a) MOTOROLA shall use commercially reasonable efforts to ship iDEN SUBSCRIBER EQUIPMENT purchased pursuant to this AGREEMENT within * * after receipt of a purchase order acceptable to MOTOROLA.

                    b) PARTNERS shall elect the carrier and notify MOTOROLA in writing. If no carrier is so selected, MOTOROLA shall ship via whatever way MOTOROLA deems best.

                    c) MOTOROLA shall provide all relevant documents and cooperate with the carrier in the shipment of iDEN SUBSCRIBER AGREEMENT.

                    d) MOTOROLA shall package all iDEN SUBSCRIBER EQUIPMENT in a commercially reasonable manner to prevent damage to such equipment during shipment.


             5.1.4 Wire Transfer Terms

                   Wire transfers shall be made to the following address:

                                   * *
                         Routing No:   *  *
                         Account No:   *  *
                         Address:      *  *



          5.3. Purchase Forecasts

               During the term of this AGREEMENT, PARTNERS shall use reasonable efforts to update, on a quarterly basis, a continuous usage forecast to assist MOTOROLA in maintaining an orderly production flow for the purpose of meeting PARTNERS' delivery requirements.


          5.5. Standard Product Offerings


              5.5.1 Product Availability

                    MOTOROLA shall make available to PARTNERS, for purchase, all available iDEN SUBSCRIBER EQUIPMENT. Except as provided for in Section 2.1(d), specifically excluded from this provision are those iDEN

** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                    SUBSCRIBER EQUIPMENT the development of which was substantially funded by a MOTOROLA customer or group thereof.


              5.5.2 Standard Packages

-------------------------------------------------------------------------------
                             STANDARD PHONE HARDWARE
-------------------------------------------------------------------------------

                                      * *

-------------------------------------------------------------------------------

                            STANDARD MOBILE HARDWARE

-------------------------------------------------------------------------------

                                       * *

-------------------------------------------------------------------------------


             5.5.3. Optional Subscriber Hardware

                    Any equipment not explicitly included in the unit pricing, shall be considered an option. Such options shall be available to PARTNERS pursuant to MOTOROLA's then current terms and conditions, subject to Section 2.

--------------------------------------------------------------------------------
                           PORTABLE OPTIONAL HARDWARE
--------------------------------------------------------------------------------

                                       * *

--------------------------------------------------------------------------------
                            MOBILE OPTIONAL HARDWARE
--------------------------------------------------------------------------------

                                       * *

--------------------------------------------------------------------------------


             5.5.4. Product Changes or Substitutions

                    At any time during its performance of this AGREEMENT, MOTOROLA may implement changes in the products set forth herein that have been ordered by PARTNERS but not shipped, modify the drawings and specifications relating thereto, or substitute therefor products of more recent design; provided, however, that any such changes, modifications or substitutions, under normal and proper use:

                    a. Shall not materially or adversely affect physical or functional interchangeability or performance (except where there is written agreement between the parties that the change can be made after PARTNERS knows the effect thereof);

                    b.   Shall not detract from the safety of the product;

                    c.   Shall be at no additional cost to PARTNERS; and

** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

                    MOTOROLA will notify PARTNERS via its normal Product and/or Manual releases process of changes that are made to the product and released to the general customer base and its use and effect on the equipment currently in the field.

          5.6. Taxes and Other Costs

               Except for * *, all * * applicable to this transaction, shall be borne by PARTNERS. Upon MOTOROLA's written request, PARTNERS shall produce sufficient evidence within * * to prove that PARTNERS has fulfilled its obligation relating to all such taxes. If, after this * * period, any such taxes are determined to be applicable to this transaction and notwithstanding PARTNERS' responsibility, MOTOROLA is required to pay or bear the burden thereof, then the prices set forth herein shall be increased by the amount of such taxes and any interest or penalty thereon and PARTNERS shall pay to MOTOROLA the full amount of any such increase no later than * * after receipt of an invoice therefor. The prices set forth herein also exclude * *.


7.   TERM

     The term ("Term") of this AGREEMENT shall be for * * from the EFFECTIVE DATE. At the end of which, this AGREEMENT will automatically extend for additional * * terms, subject to the parties right to terminate this AGREEMENT.

     After the * * Term of this AGREEMENT, either party may terminate this AGREEMENT by giving the other party * * notice of intent to terminate.


8.   UNIT VOLUME

     To qualify for the pricing in section 2 above, Customer agrees to purchase the minimum quantities of iDEN SUBSCRIBER EQUIPMENT according to the following table.

              TIME PERIOD                 MINIMUM QUANTITY OF iDEN
                                            SUBSCRIBER EQUIPMENT
                * *                                 * *
                * *                                 * *
                * *                                 * *
                * *                                 * *


9.   WARRANTY

     MOTOROLA WARRANTS GOODS SOLD PURSUANT TO THIS AGREEMENT IN ACCORDANCE WITH ITS LIMITED WARRANTY PROVIDED WITH iDEN SUBSCRIBER EQUIPMENT. MOTOROLA MAKES NO REPRESENTATION OR WARRANTY OF ANY OTHER KIND, EXPRESS OR IMPLIED, WHICH ARE

** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

     SPECIFICALLY EXCLUDED INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                  *  *


10.  WAIVER

     The failure of either party to insist in any one or more instances upon the performance of any of the terms, covenants, or conditions, herein, or to exercise any right hereunder, shall not be construed as a waiver or relinquishment of the future performance of any such term, covenant, or conditions of the future exercise of such right, but the obligation of the other party with respect to such future performance shall continue in full force and effect.


11.  RE-EXPORTATION OF TECHNICAL DATA OR PRODUCTS

     PARTNERS understands that all equipment, proprietary data, know-how, Software or other data or information obtained by PARTNERS from MOTOROLA is considered to be United States technology. PARTNERS therefore agrees that it will not, without prior written consent of MOTOROLA and the Office of Export Control, United States Department of Commerce, Washington, DC 20230, U.S.A., knowingly export, re-export, or cause to be exported or re-exported, either directly or indirectly, any such equipment, proprietary data, know-how, software, or other data or information, or any direct or indirect product thereof, to any destination or entity prohibited or restricted under United States law. PARTNERS understands that the list of prohibited or restricted destinations and entities may be amended from time to time by the United States Department of Commerce and that all such amendments shall be applicable to this AGREEMENT.


12.  DISCLAIMER OF INTELLECTUAL PROPERTY LICENSE

     Nothing contained in this AGREEMENT shall be deemed to grant, either directly or by implication, any license under any patents, patent applications, copyrights, trademarks, or trade secrets of MOTOROLA except that PARTNERS shall have the normal non-exclusive, royalty-free license to use which is implied, or otherwise arises by operation of law, in the sale of a product.


13.  PATENT AND COPYRIGHT INDEMNITY


     13.1 MOTOROLA shall defend PARTNERS against a claim that MOTOROLA manufactured iDEN(R) SUBSCRIBER EQUIPMENT infringes a U.S. patent, provided that:

          a.   PARTNERS promptly notifies MOTOROLA in writing of the claim.

          b. MOTOROLA has sole control of the defense and all related settlement negotiations.

** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

          c. PARTNERS gives MOTOROLA information and, at MOTOROLA's expense, assistance, for the defense provided, however, that partners' failure to provide such notice shall not relieve MOTOROLA of liability under this Section 13 except to the extent MOTOROLA was prejudiced thereby.


     13.2 Subject to the conditions and limitations of liability stated in this AGREEMENT, MOTOROLA shall indemnify and hold PARTNERS harmless from:

          a. All payments which by final judgments in such suits may be assessed against PARTNERS on account of such infringement and shall pay resulting settlements, costs and damages finally awarded against PARTNERS by a court of law; and

          b. All costs associated with promptly notifying MOTOROLA of the claim.


     13.3 PARTNERS agrees that if MOTOROLA manufactured products become, or in MOTOROLA's opinion are likely to become, the subject of such a claim, PARTNERS will permit MOTOROLA, at its option and expense, either:

          a.   To ** PARTNERS to **, or

          b. To replace or modify same so that they become non-infringing without affecting the function and capability.

          If both of the foregoing alternatives are not available on terms which are reasonable in both PARTNERS' and MOTOROLA's judgment, PARTNERS can return MOTOROLA manufactured products for full credit on the entire unusable portion thereof.


     13.4 MOTOROLA has no liability for any claim of patent or copyright infringement to the extent based upon adherence to specifications, designs or instructions furnished by PARTNERS, nor for any claim based upon the combination, operation or use of any MOTOROLA manufactured products or Software supplied hereunder with products, Software or data not supplied by MOTOROLA, nor for any claim to the extent based upon alteration of the products or modification of any Software supplied by entities other than MOTOROLA.


14.  CONFIDENTIALITY


     14.1 During the term of this AGREEMENT, PARTNERS and MOTOROLA may deem it necessary to provide each other with Confidential Information. For a period not less than three (3) years from the date of disclosure, the parties agree:


          14.1.1 To maintain the confidentiality of such Confidential Information and not disclose same to any third party, except as authorized by the original disclosing party in writing, or as required by a court of competent jurisdiction or as required by an appropriately empowered government agency, provided however that the receiving party shall promptly notify the disclosing party of such requirement so that the disclosing party may seek a protective order or other appropriate remedy against such disclosure. For any such information that MOTOROLA and PARTNERS believes is confidential, if applicable, MOTOROLA and PARTNERS will use their best efforts to get confidential treatment from the SEC. Such Confidential information also includes oral and visual Confidential Information.


          14.1.2. To restrict disclosure of Confideal Information to employees and technical, legal and financial consultants who have a "need to know." Such Confidential Information shall be handled with the same degree of care which the receiving party applies to its own Confidential Information but in no event less than reasonable care.


          14.1.3. To take precautions necessary and appropriate to guard the confidentiality of Confidential Information, including informing its employees and consultants who handle such Confidential Information that it is confidential and not to be disclosed to others and as to all technical consultants obtain a signed Non-Disclosure Agreement consistent herewith prior to any disclosure.


          14.1.4. That Confidential Information is and shall at all times remain the property of the disclosing party. No use of any Confidential Information is permitted except as otherwise provided herein and no grant under any proprietary rights is hereby given or intended, including any license implied or otherwise.


          14.1.5. To use such Confidential Information only as required in performance of this AGREEMENT.


     14.2. Except as may be required by applicable law, neither party shall disclose to any third party the contents of this AGREEMENT, the Exhibits or any Amendments hereto or thereto for a period of two (2) years from the EFFECTIVE DATE without the prior written consent of the other; provided, however, PARTNERS may disclose this Agreement and all Exhibits and Amendments hereto to NEXTEL.


15.  TITLE AND INDEMNITY


     15.1 Title to Software and underlying intellectual property rights (i.e. patents, copyrights, proprietary and confidential information, and know-how) shall at all times remain with MOTOROLA.


     15.2 During the term of this AGREEMENT, the parties shall indemnify and hold harmless each other together with other officers, agents and employees from any and all loss, damage, expense, judgment, lien, suit, cause of action, demand or liability for personal injury, including death and tangible property damage (collectively loss), which may be imposed on or incurred by one party arising directly out of the negligent acts or omissions of the other, its agents, subcontractors, or employees during the performance of any work hereunder. The indemnifying party shall, at its sole expense, defend any suit based upon a claim or cause of action within the foregoing indemnity provision and satisfy any judgment that may be rendered against the other resulting therefrom, provided that the indemnifying party shall be given:

          a. Prompt notice of any such claim or suit provided, however, that failure to provide such notice shall not relieve the indemnifying party of liability under this section except to the extent the indemnifying party was prejudiced thereby; and

          b.   Full opportunity to defend such suit.

          The indemnified party may, at its election, participate in the defense of any suit, and shall cooperate fully in defending any claim or suits.


16.  FORCE MAJEURE - EXCUSABLE DELAY


     16.1 Neither party shall be liable for delays in delivery or performance, or for failure to manufacture, deliver or perform when such delay or failure is caused by any of the following which are beyond the actual control of the delayed party:


          16.1.1 Acts of God, acts of the public enemy, acts or failures to act by the other party, acts of civil or military authority, governmental priorities, strikes or other labor disturbances, hurricanes, earthquakes, fires, floods, epidemics, embargoes, war, riots, delays in transportation, car shortages, and loss or damage to goods in transit if such goods have been properly packaged as stated herein; or


          16.1.2 Inability on account of causes beyond the reasonable control of the delayed party or its suppliers to obtain necessary products, components, services or facilities.


     16.2 In the event of any such delay the date of delivery or of performance shall be extended for a period equal to the period of time lost by reason of the delay.


17.  TERMINATION


     17.1 Either party may terminate this AGREEMENT without liability by written or telegraphic notice if the other shall commit any material breach of its obligations hereunder provided, however, that in the case of any such breach which is capable of being cured, neither party shall terminate this AGREEMENT unless and until the other shall have failed to make good such breach within * * after it shall have been


** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

          served with a notice requiring that such breach be made good and stating its intention to terminate the AGREEMENT if compliance with the notice is not met.


     17.2 The termination of this AGREEMENT shall not affect or prejudice any provisions of this AGREEMENT which are expressly or by implication provided to continue in effect after such termination.


18.  LIMITATION OF LIABILITY AND INSURANCE

     Except as specifically provided herein, neither party, whether as a result of breach of contract, warranty, tort (including without limitation negligence), patent infringement, copyright infringement or otherwise, shall have any liability to the other for incidental or consequential damages, including, but not limited to, loss of profit or revenues, loss of use of the products or any associated equipment, cost of capital, cost of substitute products, facilities or service, or downtime costs or claims of third parties (except as otherwise indemnified herein).


19.  ASSIGNMENT

     The AGREEMENT shall accrue to the benefit of and be binding upon the parties hereto and any successor entity into which either party shall have been merged or consolidated or to which either party shall have sold or transferred all or substantially all its assets but it shall not be otherwise assigned by either party without the prior written consent of the other party. There shall be no assignment of any Software license given hereunder.


20.  GOVERNING LAW

     The validity, performance, and all matters relating to the effect of this AGREEMENT and any amendment hereto shall be governed by the laws of the state of Illinois without regard to its conflicts of laws provisions.


21.  ORDER OF PRECEDENCE

     In the event of an inconsistency in this AGREEMENT, the inconsistency shall be resolved by giving precedence in the following order:


     21.1 This AGREEMENT and duly executed Amendments or Change Orders to this AGREEMENT, with the latest Amendment or Change Order taking precedence over earlier Amendments or Change Orders;


     21.2. All other Exhibits and all duly executed Amendments or Change Orders to said Exhibits.

22.  NOTICE


     22.1 Notices required to be given by one party to another shall be deemed properly given if reduced to writing and personally delivered or transmitted by registered or certified post to the address below, postage prepaid, or by facsimile with a confirmation of transmission printed by sender's facsimile machine, and shall be effective upon receipt.


          22.1.1 MOTOROLA shall send notices as follows:

                 Nextel Partners Operating Corp.
                 4500 Carillon Point
                 Kirkland, Washington  98033

                 Attention:  General Manager

                 Fax: (425) 828-8098

                 With a copy to:
                 ---------------

                 Nextel Partners Operating Corp.
                 4500 Carillon Point
                 Kirkland, Washington  98033

                 Attention:  General Counsel

                 Fax (954) 723-5050


          22.1.2 PARTNERS shall send notices as follows:

                 MOTOROLA, Inc.
                 iDEN Subscriber Division
                 *  *

                 Attention:  *  *

                 Fax: *  *

                 With a copy to:
                 ---------------

                 MOTOROLA , Inc.
                 Intellectual Property Section
                 Law Department
                 *  *

                 Attention:  *  *

                 Fax:  *  *

** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

     22.2. Either party may change the addresses for giving notice from time to time by written instructions to the other of such change of address.


23.  SURVIVAL OF PROVISIONS

     The parties agree that where the context of any provision indicates an intent that it shall survive the term of this AGREEMENT then such provision shall survive.


24.  GENERAL

     Failure or delay on the part of MOTOROLA or PARTNERS to exercise any right, power or privilege hereunder shall not operate as a waiver thereof. If any provision of this AGREEMENT is contrary to, prohibited by or held invalid by any law, rule, order or regulation of any government or by the final determination of any provincial or federal court, such invalidity shall not affect the enforceability of any other provisions not held to be invalid. Section and paragraph heading used in this AGREEMENT are for convenience only and are not to be used to construe the provisions of their AGREEMENT. Neither party shall bring any action, either in law or in equity, more than one year from the date the event giving rise to the action becomes known to the party bringing the action.


25.  AUTHORITY

     Each party hereto represents and warrants that:

     a. It has obtained all necessary approvals, consents and authorizations of third parties and governmental authorities to enter into this AGREEMENT and to perform and carry out its obligations hereunder;

     b. The persons executing this AGREEMENT on its behalf have express authority to do so, and, in so doing, to bind the party thereto;

     c. The execution, delivery, and performance of this AGREEMENT does not violate any provision of any bylaw, charter, regulation, or any other governing authority of the party; and

     d. The execution, delivery and performance of this AGREEMENT has been duly authorized by all necessary partnership or corporate action and this AGREEMENT is a valid and binding obligation of such party, enforceable in accordance with its terms.


26.  DISPUTES AND DISPUTE RESOLUTION


    26.1. MOTOROLA and PARTNERS will attempt to settle any claim or controversy arising out of this AGREEMENT through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by MOTOROLA and PARTNERS within

          ** after written notice by the other demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and MOTOROLA and PARTNERS will share the costs of the mediation equally. By mutual agreement, however, the parties may postpone mediation until they have each completed some specified, but limited discovery about the dispute. The parties may also agree to replace mediation with some other form of alternative dispute resolution (ADR), such as neutral fact-finding or a mini-trial.


27.  MISCELLANEOUS

     This AGREEMENT constitutes the entire and final expression of agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous negotiations, offers, discussions, arrangements, promises, representations, agreements, letters of intent or understanding of the parties whether written, oral or otherwise, in connection therewith.

     IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives effective as of the date of the last signature hereto ("Effective Date").

         MOTOROLA, INC.                               NEXTEL PARTNERS
                                                      OPERATING CORP.



By: /s/ Samir Desai                              By:  /s/ Donald J. Manning
   -------------------------------------            ----------------------------
   (Authorized Signatory)                           (Authorized Signatory)

Name: Samir Desai                                Name: Donald J. Manning
     -----------------------------------              --------------------------

       Senior Vice President, General
Title: Manager iDEN Subscriber Group             Title: V.P. General Counsel
      ----------------------------------               -------------------------

Date: 1/28/99                                    Date: 1/29/99
     -----------------------------------              --------------------------


** Confidential portions omitted and filed separately with the Commission pursuant to an application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.